SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported):September 22, 2006
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DIGITAL RECORDERS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA (State of Incorporation)	1-13408 (Commission File No.)	56-1362926 (I.R.S. Employer Identification No.)
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225
(Address of principal executive offices)
(214) 378-8992
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K/A is being filed to correct a typographical error in the Form 8-K filed by Digital Recorders, Inc. on Thursday, September 28, 2006. The Certificate of Designation for the Series D Junior Participating Preferred Stock was amended to increase the authorized number from 10,000 to 30,000. The previous 8-K incorrectly indicated the amount had been increased to 20,000.

ITEM 1.01 Entry into a Material Definitive Agreement
     Effective September 22, 2006, Digital Recorders, Inc. (the “Company”) entered into a rights agreement designed to prevent any potential acquiror from gaining control of the Company without fairly compensating the stockholders and to protect the Company from unfair or coercive takeover attempts.
     The Board of Directors approved the declaration of a dividend of one right for each outstanding share of the Company’s common stock on the record date of October 9, 2006 (the “Record Date”). Each of the rights, which are not currently exercisable, entitles the holder to purchase 1/1000th of a share of the Company’s Series D Junior Participating Preferred Stock at an exercise price of $5.00. Until exercisable, the rights are represented by and traded with the Company’s common stock and no separate certificates for the rights will be issued. The description and terms of the rights are set forth in a rights agreement, dated September 22, 2006 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company.
     In general, the rights will become exercisable only if any person or group of affiliated persons makes a public announcement that it has acquired 15% or more of the Company’s stock or that it intends to make or makes a tender offer or exchange offer for 15% or more of the Company’s stock. Under certain circumstances, each holder of a right (other than the person or group who acquired 15% or more the Company’s stock) is entitled to purchase shares of the Company’s common stock having a market value equal to two times the exercise price. If, after a person has acquired 15% or more of the Company’s common stock, the Company is acquired in a merger or other business combination transaction or there is a sale or transfer of a majority of the Company’s assets or earning power, each holder of a right is entitled to purchase shares of the acquiring Company’s common stock having a market value equal to two times the exercise price.
     The rights may be redeemed by the Company for $.001 per right prior to the acquisition of ownership of 15% or more of the Company’s stock, and the rights will expire in ten years. The rights distribution is not taxable to shareholders. As soon as practicable after the record date, a summary of the plan will be mailed to each stockholder of record on the record date.
     The Rights Agreement, together with the exhibits thereto consisting of the designation of preferences for the Series D Junior Participating Preferred Stock, the form of rights certificate which would be used if the rights became exercisable and the summary of the agreement, will be filed on a Form 8-A prior to the Record Date. The information in the Form 8-A is incorporated herein by reference.
Item 3.03. Material Modification to Rights of Security Holders.
     The information contained in Item 1.01 above is incorporated under this Item 3.03 by reference.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     In connection with the Company’s adoption of the Rights Agreement as described under Item 1.01 above, the Company amended the certificate of designation with respect to the Series D Junior Participating Preferred Stock on September 28, 2006, to increase the maximum number of authorized shares of Series D Junior Participating Preferred Stock available for issuance from 10,000 shares to 30,000 shares. The amendment to the certificate of designation constitutes an amendment of the Company’s Articles of Incorporation. A copy of such amendment is attached hereto as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
3.1.	Amendment No. 1 to the Company’s Certificate of Designation with respect to its Series D Junior Participating Preferred Stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RECORDERS, INC.
	By:	/s/ Kathleen Brown Oher
Date: October 2, 2006		Kathleen Brown Oher
Chief Financial Officer